John Hancock Financial Services, Inc.

John Hancock Place
Post Office Box 111
Boston, Massachusetts 02117          [LOGO OF JOHN HANCOCK]
(617) 572-8050
Fax: (617) 572-9197
E-mail: jchoodlet@jhancock.com

James C. Hoodlet
Vice President and Counsel

April 27, 2006

U.S. Securities and Exchange Commission
100 F St., N.E.
Washington, D.C. 20549

Re: John Hancock Life Insurance Company Account UV File Nos. 811-7766 and
    333-91448

Commissioners:

This opinion is being furnished with respect to the filing of Post-Effective No. 5 under the Securities Act of 1933 (Post-Effective Amendment No. 28 under the Investment Company Act of 1940) on the Form N-6 Registration Statement of John Hancock Life Insurance Company Account UV as required by Rule 485 under the 1933 Act.

I have acted as counsel to Registrant for the purpose of preparing this Post-Effective Amendment which is being filed pursuant to paragraph (b) of Rule 485 and hereby represent to the Commission that in our opinion this Post-Effective Amendment does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b).

I hereby consent to the filing of this opinion with and as a part of this Post-Effective Amendment to Registrant's Registration Statement with the Commission.


Very truly yours,


James C. Hoodlet
Vice President and Counsel